Exhibit 99.1

          SOUTHSIDE BANCSHARES, INC. ANNOUNCES SECOND QUARTER EARNINGS;
                     NASDAQ NATIONAL MARKET SYMBOL - 'SBSI'

    TYLER, Texas, Aug. 2 /PRNewswire-FirstCall/ -- B. G. Hartley, Chairman and Chief Executive Officer of Southside Bancshares, Inc. (Nasdaq: SBSI), reported financial results for the second quarter ended June 30, 2005.

    For the second quarter ended June 30, 2005 Southside reported net income increased $26,000, or 0.7%, to $3,697,000, compared to $3,671,000 for the same period in 2004. Earnings per fully diluted share were $0.30 for both the second quarters ended June 30, 2005 and 2004.

    Southside reported net income of $7,272,000 for the six months ended
June 30, 2005. The decrease in net income of $894,000, or 10.9%, is a direct result of a reduction in income from the sale of available for sale securities, net of tax, of $1.4 million when comparing the six months ended June 30, 2005, to the same period in 2004. When comparing the six months ended June 30, 2005 with the same period in 2004, net income, excluding losses or gains on sales of available for sale securities, reflected an increase of $512,000, or 7.5%. Earnings per fully diluted share were $0.60 for the six months ended June 30, 2005, compared to $0.67 for the same period in 2004, a decrease of $0.07, or 10.4%. Earnings per fully diluted share attributable to the sale of securities were $0.11 for the six months ended June 30, 2004 compared to zero for the same period in 2005.

    During the six months ended June 30, 2005, Southside had a loss on the sale of available for sale securities of $56,000, or $37,000, net of tax. The sales of securities at a loss during the six months ended June 30, 2005 allowed the Company to restructure a portion of the securities portfolio which may provide additional interest income in future quarters. This compares to a gain on the sale of available for sale securities during the six months ended June 30, 2004, of $2.1 million, or $1.4 million, net of tax. During the year ended December 31, 2004, 75.2% of Southside's gains on the sales of available for sale securities occurred during the six months ended June 30, 2004.

    The annualized return on average shareholders' equity for the six months ended June 30, 2005 was 14.10% compared to 15.83% for the same period in 2004. The annualized return on average assets was 0.88% for the six months ended June 30, 2005, compared to 1.12% for the same period in 2004.

    The Company continued to experience solid loan growth during the six months ended June 30, 2005, as loans, net of unearned discount, increased $35.2 million or 5.6% from December 31, 2004. Loan growth during 2005 was actually stronger than reported due to the sale of $6.2 million of student loans during the second quarter ended June 30, 2005. Asset quality improved as non-performing assets decreased $964,000, or 27.4%, to $2.6 million at June 30, 2005 when compared to $3.5 million at December 31, 2004. We believe that the Company's asset quality ratios as reported in this earnings release remain sound.

    During the second quarter the Company hired a loan executive to assist in an expanded regional lending effort. He joins the Company from one of the largest banks in the country and has over 20 years of experience lending in East Texas and surrounding regions. With his assistance, the Company plans to expand the regions in which it lends. The Company looks forward to the possibility that its loan growth may begin to accelerate in the future as the Company develops strategies to expand its lending territory.

    Deposits exceeded $1.0 billion for the first time in the Company's history, as deposits increased $65.3 million, or 6.9%, to $1.0 billion at June 30, 2005 when compared to December 31, 2004. We are pleased deposits continue to grow at an excellent pace as a result of our expanding branch network and continued market penetration.

    During the second quarter Southside opened its 29th banking center at Seven Points approximately 60 miles west of Tyler. This growing lake community located southeast of Dallas should provide an attractive new market area from which to expand the Company's customer base. Southside anticipates opening its 30th banking center during the last half of 2005, in Palestine, approximately 50 miles southwest of Tyler. The addition of the City of Palestine should complement and enhance Southside's southern expansion efforts which already includes banking centers in Jacksonville and Bullard.

    Net interest income of $10.2 million for the second quarter 2005, increased $771,000, or 8.2%, over the second quarter 2004. Average total interest earning assets, the primary factor in net interest income growth, increased $151.1 million, or 10.8% from the second quarter 2004, to $1.5 billion for the second quarter 2005. This more than offset the decrease in the Company's net interest margin to 2.90% and net interest spread to 2.38% during the second quarter ended June 30, 2005, when compared to 2.98% and 2.54%, respectively, for the same period in 2004.

    Noninterest income, excluding gains on sales of securities, was $5.5 million for the second quarter 2005, an increase of $464,000, or 9.3%, over the second quarter 2004.

    Noninterest expense of $11.1 million for the second quarter 2005 increased $1.2 million, or 12.3%, over the second quarter 2004, primarily as a result of increases in salaries and employee benefits due to higher staffing levels, salary increases and increases in retirement expense.

    The decrease to net income during the six months ended June 30, 2005, when compared to the same period in 2004 was primarily attributable to a decrease in gains on available for sale securities of $2.1 million, or 102.7% and an increase in noninterest expense of $1.7 million, or 8.5%. The decrease in net income for the six months ended June 30, 2005, when compared to the same period in 2004, was partially offset by an increase in net interest income of $1.6 million, or 8.6%, an increase in noninterest income, excluding security gains, of $782,000, or 8.1%, and a decrease in the provision for loan losses of $63,000, or 12.0% and a decrease in federal income tax expense of $459,000, or 22.4%.

    Provision for federal tax expense of $822,000 for the second quarter 2005, decreased $24,000, or 2.8%, from second quarter 2004. The effective tax rate as a percentage of pre-tax income was 18.2% for the quarter ended June 30, 2005 compared to 18.7% for the quarter ended June 30, 2004. The decrease in the effective tax rate and income tax expense was due to the decrease in taxable income as a percentage of total income.

    Southside Bancshares, Inc. is a $1.7 billion holding company that owns 100% of Southside Bank. The bank currently has twenty-nine banking centers in East Texas.

    To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor . Our investor relations site provides a detailed overview of our activities, financial information, and historical stock price data. To receive e-mail notification of company news, events, and stock activity, please register on the E-mail Notification portion of the web site. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susanh@southside.com

    Certain statements of other than historical fact that are contained in this document and in written material, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc., (the "Company") a bank holding company, may be considered to be "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may include words such as "expect," "estimate," "project," "anticipate," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," and similar expressions. Forward-looking statements are subject to significant risks and uncertainties and the Company's actual results may differ materially from the results discussed in the forward-looking statements. For example, certain market risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated. Other factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to general economic conditions, either globally, nationally or in the State of Texas, legislation or regulatory changes which adversely affect the businesses in which the Company is engaged, adverse changes in Government Sponsored Enterprises (the "GSE") status or financial condition impacting the GSE guarantees or ability to pay or issue debt, economic or other disruptions caused by acts of terrorism in the United States, Europe or other areas or military actions in Iraq, Afghanistan or other areas, changes in the interest rate yield curve such as flat, inverted or steep yield curves, or interest rate environment which impact interest margins and may impact prepayments on the mortgage-backed securities portfolio, changes impacting the leverage strategy, significant increases in competition in the banking and financial services industry, changes in consumer spending, borrowing and saving habits, technological changes, the Company's ability to increase market share and control expenses, the effect of changes in federal or state tax laws, the effect of compliance with legislation or regulatory changes, the effect of changes in accounting policies and practices and the costs and effects of unanticipated litigation.

                                                     At              At             At
                                                  June 30,      December 31,      June 30,
                                                    2005            2004            2004
                                                ------------    ------------    ------------
                                                          (dollars in thousands)
                                                                (unaudited)
 Selected Financial Condition Data
  (at end of period)

Total assets                                    $  1,691,911    $  1,619,643    $  1,515,780
Loans, net of unearned discount                      659,231         624,019         606,998
Allowance for loan losses                              6,839           6,942           6,673
Mortgage-backed and related
 securities:
  Available for sale                                 542,196         479,475         407,224
  Held to maturity                                   232,540         241,058         253,005
Investment securities available for
 sale                                                110,193         133,535         111,362
Marketable equity securities available
 for sale                                             27,694          26,819          24,177
Deposits                                           1,006,315         940,986         901,056
Long-term obligations                                308,050         351,287         329,190
Shareholders' equity                                 105,652         104,697          99,420
Nonperforming assets                                   2,559           3,523           2,142
  Nonaccrual loans                                     1,710           2,248           1,378
  Loans 90 days past due                                 289             827             300
  Restructured loans                                     250             193             195
  Other real estate owned                                 76             214             265
  Repossessed assets                                     234              41               4

Assets Quality Ratios:
Nonaccruing loans to total loans                        0.26%           0.36%           0.23%
Allowance for loan losses to
 nonaccruing loans                                    399.94          308.81          484.25
Allowance for loan losses to
 nonperforming assets                                 267.25          197.05          311.53
Allowance for loan losses to total
 loans                                                  1.04            1.11            1.10
Nonperforming assets to total assets                    0.15            0.22            0.14
Net charge-offs to average loans                        0.18            0.07            0.09

Capital Ratios:
Shareholders' equity to total assets                    6.24            6.46            6.56
Average shareholders' equity to
 average total assets                                   6.27            6.98            7.07

LOAN PORTFOLIO COMPOSITION

The following table sets forth loan totals net of unearned discount by category for the periods presented:

                                                     At              At             At
                                                  June 30,      December 31,      June 30,
                                                    2005            2004            2004
                                                ------------    ------------    ------------
                                                          (dollars in thousands)
                                                                (unaudited)
Real Estate Loans:
  Construction                                  $     40,050    $     32,877    $     39,928
  1-4 Family Residential                             184,785         168,784         159,092
  Other                                              151,700         147,681         137,920
Commercial Loans                                      92,179          87,125          79,413
Municipal Loans                                      113,123         103,963         102,005
Loans to Individuals                                  77,394          83,589          88,640
Total Loans                                     $    659,231    $    624,019    $    606,998

                                                       At or for the                    At or for the
                                                     Three Months Ended               Six Months Ended
                                                          June 30,                        June 30,
                                                ----------------------------    -----------------------------
                                                    2005            2004            2005             2004
                                                ------------    ------------    ------------     ------------
                                                        (dollars in                     (dollars in
                                                         thousands)                      thousands)
                                                        (unaudited)                     (unaudited)
Selected Operating Data:
Total interest income                           $     19,288    $     16,107    $     38,164     $     32,052
Total interest expense                                 9,077           6,667          17,574           13,091
Net interest income                                   10,211           9,440          20,590           18,961
Provision for loan losses                                227             300             462              525
Net interest income after provision
 for loan losses                                       9,984           9,140          20,128           18,436
Non-interest income

  Deposit services                                     3,687           3,559           7,074            6,948
  Gain (loss) on sale of securities
   available for sale                                    160             257             (56)           2,074
  Gain on sale of loans                                  649             453           1,019              887
  Trust income                                           310             297             639              574
  Bank owned life insurance                              253             247             442              444
  Other                                                  554             433           1,252              791
    Total non-interest income                          5,613           5,246          10,370           11,718
Non-interest expense

  Salaries and employee benefits                       7,148           6,302          14,006           12,800
  Net occupancy expense                                1,082           1,021           2,123            2,027
  Equipment expense                                      213             187             420              360
  Advertising, travel & entertainment                    471             420           1,017              923
  ATM expense                                            162             195             302              367
  Director fees                                          156             149             315              293
  Supplies                                               175             138             321              283
  Professional fees                                      192             195             390              439
  Postage                                                139             138             274              276
  Other                                                1,340           1,124           2,465            2,168
    Total non-interest expense                        11,078           9,869          21,633           19,936
Income before federal tax expense                      4,519           4,517           8,865           10,218
Income tax expense                                       822             846           1,593            2,052
Net income                                      $      3,697    $      3,671    $      7,272     $      8,166

Common Share Data:
Weighted-average basic shares
 outstanding                                          11,412          11,488          11,439           11,472
Weighted-average diluted shares
 outstanding                                          11,989          12,150          12,048           12,148
Net income per common share
  Basic                                         $       0.32    $       0.32    $       0.63     $       0.71
  Diluted                                               0.30            0.30            0.60             0.67
Book value per common share                              ---             ---            9.24             8.66
Cash dividend declared per common
 share                                                  0.11            0.10            0.22             0.20

Selected Performance Ratios:
Return on average assets                                0.89%           0.99%           0.88%            1.12%
Return on average shareholders'
 equity                                                14.40           14.39           14.10            15.83
Average yield on interest earning
 assets                                                 5.25            4.90            5.23             5.00
Average yield on interest bearing
 liabilities                                            2.87            2.36            2.79             2.36
Net interest spread                                     2.38            2.54            2.44             2.64
Net interest margin                                     2.90            2.98            2.94             3.07
Average interest earning assets to
 average interest
 bearing liabilities                                  122.10          122.60          121.71           122.15
Non-interest expense to average total
 assets                                                 2.68            2.66            2.63             2.73
Efficiency ratio                                       66.61           64.28           65.62            65.34

                                                        AVERAGE BALANCES AND YIELDS
                                                           (dollars in thousands)
                                                                (unaudited)
                                                              Six Months Ended
                                                                June 30, 2005
                                                --------------------------------------------
                                                    AVG.                            AVG.
                                                  BALANCE          INTEREST        YIELD
                                                ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                                   $    640,177     $     19,441           6.12%
Loans Held for Sale                                    4,811              108           4.53%
Securities:
Investment Securities (Taxable) (D)                   54,670              978           3.61%
Investment Securities (Tax-Exempt) (C) (D)            72,633            2,553           7.09%
Mortgage-backed Securities (D)                       744,863           16,546           4.48%
Marketable Equity Securities                          27,340              453           3.34%
Interest Earning Deposits                                725               10           2.78%
Federal Funds Sold                                     1,159               15           2.61%
Total Interest Earning Assets                      1,546,378           40,104           5.23%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                               41,843
Bank Premises and Equipment                           30,344
Other Assets                                          46,076
  Less:  Allowance for Loan Loss                      (6,920)
Total Assets                                    $  1,657,721

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                                $     50,872     $        239           0.95%
Time Deposits                                        339,916            4,890           2.90%
Interest Bearing Demand Deposits                     307,435            2,298           1.51%
Short-term Interest Bearing
 Liabilities                                         244,794            4,089           3.37%
Long-term Interest Bearing
 Liabilities - FHLB                                  306,952            5,459           3.59%
Long-term Debt (E)                                    20,619              599           5.78%
Total Interest Bearing Liabilities                 1,270,588           17,574           2.79%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                      269,138
Other Liabilities                                     14,014
Total Liabilities                                  1,553,740

SHAREHOLDERS' EQUITY                                 103,981
Total Liabilities and

Shareholders' Equity                            $  1,657,721

NET INTEREST INCOME                                              $     22,530
NET YIELD ON AVERAGE EARNING ASSETS                                                     2.94%

NET INTEREST SPREAD                                                                     2.44%

                                                        AVERAGE BALANCES AND YIELDS
                                                           (dollars in thousands)
                                                                (unaudited)
                                                              Six Months Ended
                                                                June 30, 2004
                                                --------------------------------------------
                                                    AVG.                            AVG.
                                                  BALANCE          INTEREST        YIELD
                                                ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                                   $    594,519     $     18,181           6.15%
Loans Held for Sale                                    3,001               89           5.96%
Securities:
Investment Securities (Taxable) (D)                   46,363              498           2.16%
Investment Securities (Tax-Exempt) (C) (D)            76,264            2,678           7.06%
Mortgage-backed Securities (D)                       607,509           12,244           4.05%
Marketable Equity Securities                          23,734              197           1.67%
Interest Earning Deposits                                692                4           1.16%
Federal Funds Sold                                    12,346               55           0.90%
Total Interest Earning Assets                      1,364,428           33,946           5.00%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                               37,988
Bank Premises and Equipment                           30,621
Other Assets                                          39,741
  Less:  Allowance for Loan Loss                      (6,441)
Total Assets                                    $  1,466,337

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                                $     47,624     $         95           0.40%
Time Deposits                                        319,071            3,795           2.39%
Interest Bearing Demand Deposits                     281,208              823           0.59%
Short-term Interest Bearing
 Liabilities                                         165,052            3,062           3.73%
Long-term Interest Bearing
 Liabilities - FHLB                                  283,475            4,891           3.47%
Long-term Debt (E)                                    20,619              425           4.08%
Total Interest Bearing Liabilities                 1,117,049           13,091           2.36%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                      234,766
Other Liabilities                                     10,803
Total Liabilities                                  1,362,618

SHAREHOLDERS' EQUITY                                 103,719
Total Liabilities and

Shareholders' Equity                            $  1,466,337

NET INTEREST INCOME                                              $     20,855
NET YIELD ON AVERAGE EARNING ASSETS                                                     3.07%

NET INTEREST SPREAD                                                                     2.64%

     (A) Loans are shown net of unearned discount. Interest on loans includes fees on loans which are not material in amount.

     (B) Interest income includes taxable-equivalent adjustments of $1,131 and $1,068 for the six months ended June 30, 2005 and 2004, respectively.

     (C) Interest income includes taxable-equivalent adjustments of $809 and $826 for the six months ended June 30, 2005 and 2004, respectively.

     (D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

     (E)  Southside Statutory Trust III

     Note: As of June 30, 2005 and 2004, loans totaling $1,710 and $1,378, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

                                                       AVERAGE BALANCES AND YIELDS
                                                          (dollars in thousands)
                                                               (unaudited)
                                                               Quarter Ended
                                                               June 30, 2005
                                                --------------------------------------------
                                                    AVG.                            AVG.
                                                  BALANCE          INTEREST        YIELD
                                                ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                                   $    649,080     $      9,958           6.15%
Loans Held for Sale                                    4,635               50           4.33%
Securities:
Investment Securities (Taxable) (D)                   48,344              470           3.90%
Investment Securities (Tax-Exempt) (C) (D)            68,970            1,223           7.11%
Mortgage-backed Securities (D)                       746,381            8,305           4.46%
Marketable Equity Securities                          27,469              237           3.46%
Interest Earning Deposits                                886                7           3.17%
Federal Funds Sold                                     1,278                9           2.82%
Total Interest Earning Assets                      1,547,043           20,259           5.25%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                               40,241
Bank Premises and Equipment                           30,286
Other Assets                                          48,671
  Less:  Allowance for Loan Loss                      (6,867)
Total Assets                                    $  1,659,374

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                                $     51,113     $        130           1.02%
Time Deposits                                        349,216            2,632           3.02%
Interest Bearing Demand Deposits                     305,639            1,252           1.64%
Short-term Interest Bearing
 Liabilities                                         248,793            2,149           3.46%
Long-term Interest Bearing
 Liabilities - FHLB                                  291,662            2,599           3.57%
Long-term Debt (E)                                    20,619              315           6.04%
Total Interest Bearing Liabilities                 1,267,042            9,077           2.87%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                      275,185
Other Liabilities                                     14,181
Total Liabilities                                  1,556,408

SHAREHOLDERS' EQUITY                                 102,966
Total Liabilities and

Shareholders' Equity                            $  1,659,374

NET INTEREST INCOME                                              $     11,182
NET YIELD ON AVERAGE EARNING ASSETS                                                     2.90%

NET INTEREST SPREAD                                                                     2.38%

                                                       AVERAGE BALANCES AND YIELDS
                                                          (dollars in thousands)
                                                               (unaudited)
                                                               Quarter Ended
                                                               June 30, 2004
                                                --------------------------------------------
                                                    AVG.                            AVG.
                                                  BALANCE          INTEREST        YIELD
                                                ------------     ------------   ------------
ASSETS

INTEREST EARNING ASSETS:
Loans (A) (B)                                   $    598,873     $      9,193           6.17%
Loans Held for Sale                                    3,625               49           5.44%
Securities:
Investment Securities (Taxable) (D)                   43,859              268           2.46%
Investment Securities (Tax-Exempt) (C) (D)            67,014            1,193           7.16%
Mortgage-backed Securities (D)                       642,487            6,190           3.87%
Marketable Equity Securities                          23,796               91           1.54%
Interest Earning Deposits                                848                3           1.42%
Federal Funds Sold                                    15,426               34           0.89%
Total Interest Earning Assets                      1,395,928           17,021           4.90%

NONINTEREST EARNING ASSETS:
Cash and Due From Banks                               36,982
Bank Premises and Equipment                           30,677
Other Assets                                          37,256
  Less:  Allowance for Loan Loss                      (6,510)
Total Assets                                    $  1,494,333

LIABILITIES AND SHAREHOLDERS' EQUITY

INTEREST BEARING LIABILITIES:
Savings Deposits                                $     48,895     $         49           0.40%
Time Deposits                                        317,105            1,810           2.30%
Interest Bearing Demand Deposits                     280,639              472           0.68%
Short-term Interest Bearing
 Liabilities                                         164,433            1,517           3.71%
Long-term Interest Bearing
 Liabilities - FHLB                                  306,918            2,608           3.42%
Long-term Debt (E)                                    20,619              211           4.05%
Total Interest Bearing Liabilities                 1,138,609            6,667           2.36%

NONINTEREST BEARING LIABILITIES:
Demand Deposits                                      240,435
Other Liabilities                                     12,650
Total Liabilities                                  1,391,694

SHAREHOLDERS' EQUITY                                 102,639
Total Liabilities and

Shareholders' Equity                            $  1,494,333

NET INTEREST INCOME                                              $     10,354
NET YIELD ON AVERAGE EARNING ASSETS                                                     2.98%

NET INTEREST SPREAD                                                                     2.54%

     (A) Loans are shown net of unearned discount. Interest on loans includes fees on loans which are not material in amount.

     (B) Interest income includes taxable-equivalent adjustments of $579 and $543 for the second quarter ended June 30, 2005 and 2004, respectively.

     (C) Interest income includes taxable-equivalent adjustments of $392 and $371 for the second quarter ended June 30, 2005 and 2004, respectively.

     (D) For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

     (E)  Southside Statutory Trust III

     Note: As of June 30, 2005 and 2004, loans totaling $1,710 and $1,378, respectively, were on nonaccrual status. The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

SOURCE  Southside Bancshares, Inc.
    -0-                             08/02/2005
    /CONTACT: Susan Hill of Southside Bancshares, Inc., +1-903-531-7220, or susanh@southside.com /
    /Web site:  http://www.southside.com
                http://www.southside.com/investor /